Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q1 FY2008 (All amounts in millions, except ASPs and headcount)

	Q1 FY07	Q2 FY07	Q3 FY07	Q4 FY07	Q1 FY08

HARD DRIVE UNITS:	22.7	24.5	24.5	24.9	29.4
REVENUE:	$1,264	$1,428	$1,410	$1,367	$1,766
HARD DRIVE AVERAGE SELLING PRICE:	$56	$58	$58	$55	$59
GROSS MARGIN %:	17.3%	17.9%	15.8%	15.0%	18.3%

REVENUE BY CHANNEL:
OEM [1]	52%	46%	47%	47%	51%
DISTRIBUTORS	37%	37%	34%	36%	31%
RETAIL	11%	17%	19%	17%	18%

REVENUE BY GEOGRAPHY:
AMERICAS	35%	38%	36%	40%	33%
EUROPE	28%	32%	29%	26%	32%
ASIA [1]	37%	30%	35%	34%	35%

REVENUE CONCENTRATION:
10 LARGEST CUSTOMERS	48%	49%	46%	48%	45%

WORLDWIDE HEADCOUNT:	25,687	27,055	27,277	29,572	41,263

CASH RELATED INFORMATION:
CASH FLOW FROM OPERATIONS [2]	$115	$184	$164	$154	$219
CAPITAL EXPENDITURES [2]	$59	$110	$70	$86	$163
DEPRECIATION AND AMORTIZATION	$45	$50	$55	$61	$78
DAYS SALES OUTSTANDING	44	43	46	46	51

INVENTORY METRICS:
RAW MATERIALS	$33	$17	$12	$12	$165
WORK IN PROCESS	81	90	86	94	145
FINISHED GOODS	102	158	145	153	151

TOTAL INVENTORY, NET	$216	$265	$243	$259	$461
INVENTORY TURNS	19	18	20	18	13

[1]	OEM revenue and Asia revenue includes $40 million of external sales of media and substrates in Q1’08.

[2]	Beginning with the second quarter of 2007, capital expenditures are presented on a cash disbursements basis. The comparative amounts for the first quarter of 2007 for capital expenditures and cash flow from operations have been adjusted for consistency.